As Filed With The Securities And Exchange Commission on December
29, 1999

                                        Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933



                  Brinker International, Inc.

       (Exact name of issuer as specified in its charter)

           Delaware                            75-1914582
   (State of incorporation)         (I.R.S. employer identification no.)

       6820 LBJ Freeway
        Dallas, Texas                                    75240
(Address of principal executive office)                (Zip code)




                         Stock Option and Incentive Plan
       1999 Stock Option and Incentive Plan for Non-Employee Directors
                               and Consultants
                          (Full title of the plans)


                        Roger F. Thomson
          Executive Vice President and General Counsel
                  Brinker International, Inc.
                        6820 LBJ Freeway
                      Dallas, Texas  75240
                         (972) 980-9917

   (Name, address and telephone number, including area code,
                     of agent for service)



APPROXIMATE  DATE OF PROPOSED COMMENCEMENT OF SALES  PURSUANT  TO
THE PLANS: Sales to the purchasers of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.



                CALCULATION OF REGISTRATION FEE


   Title of        Amount to      Proposed        Proposed        Amount of
  Securities         be           Maximum         Maximum      Registration Fee*
     to be         Registered     Offering        Aggregate
  Registered                      Price Per       Offering
                                  Share           Price

Common Stock,     6,300,000(1)    $21.04         $132,552,000.00   $34,994.00
$0.10 par value



* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h).

(1)6,000,000 shares of Common Stock will be sold pursuant to the Stock Option and Incentive Plan and 300,000 shares of Common Stock will be sold pursuant to the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants.



Item 3.  Incorporation of Documents by Reference.

     The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     (i) The registrant's latest annual report filed pursuant  to
Section 13(a) or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

     (iii) The description of the registrant's Common Stock, $.10 par value ("Common Stock"), which is contained in the Company's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Officers and Directors.

     Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     Article Ninth of the registrant's Certificate of Incorporation provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which such director derived an improper personal benefit.

     Article VI of the registrant's bylaws provides, in general, that the registrant shall indemnify its directors and officers under the circumstances defined in Section 145. The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

      5       Opinion of Hallett & Perrin, P.C. (filed herewith).

     23(a)    Consent of KPMG LLP (filed herewith).

     23(b) Consent of Hallett & Perrin, P.C. (included as part of Exhibit 5).

     24 Power of Attorney (see signature page of this Registration Statement)

Item 9.  Undertakings.

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i)   Include any prospectus required  by  Section
          10(a)(3) of the 1933 Act.;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) Include any material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
     Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (c)   To  remove  from  registration  by  means  of   a
     post-effective   amendment  any  of  the  securities   being
     registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 29 day of December, 1999.


                              BRINKER INTERNATIONAL, INC.


                              By:   /s/Ronald A. McDougall
                                 Ronald A. McDougall
                                 Vice Chairman and Chief
                                 Executive Officer



                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald A. McDougall and Russell G. Owens, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant   to  the  requirements  of  the  1933  Act,   this
registration statement has been signed below by the following persons in the capacities and on December 29, 1999.

Signature                       Title


 /s/Ronald A. McDougall
Ronald A. McDougall             Vice Chairman and Chief Executive
                                Officer, and Director (Principal
                                Executive Officer)


 /s/Russell G. Owens
Russell G. Owens                Executive Vice President and Chief
                                Financial and Strategic Officer
                                (Principal Financial and
                                Accounting Officer)


 /s/Norman E. Brinker
Norman E.  Brinker              Chairman of the Board


/s/Douglas H. Brooks
Douglas H. Brooks               Director


_________________________
Donald J. Carty                 Director


_________________________
Dan W. Cook, III                Director


_________________________
Marvin J. Girouard              Director


 /s/J.M. Haggar, Jr.
J.M. Haggar, Jr.                Director


___________________________
Frederick S. Humphries          Director


___________________________
Ronald Kirk                     Director


 /s/Jeffrey A. Marcus
Jeffrey A. Marcus               Director


 /s/James E. Oesterreicher
James E. Oesterreicher          Director


 /s/Roger T. Staubach
Roger T. Staubach               Director



                       INDEX TO EXHIBITS


      5        Opinion of Hallett & Perrin, P.C. (filed herewith).

     23(a)     Consent of KPMG LLP (filed herewith).

     23(b)     Consent of Hallett & Perrin, P.C. (included as part of
               Exhibit 5).

     24 Power of Attorney (see signature page of this Registration Statement).